SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2002

Scanner Technologies Corporation

(Exact name of Registrant as Specified in its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

000-08149	85-0169650
(Commission File Number)	(IRS Employer
Identification No.)

14505 21st Avenue N., #220

Minneapolis, Minnesota  55447

(Address of Principal Executive Offices and Zip Code)

(763) 476-8271

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1.                    Changes in Control of Registrant.

                As a result of the merger of Scanner Technologies Corporation, a Minnesota corporation, with and into the Registrant, as described in Item 2 below, control of the Registrant has changed.  In connection with the merger, Elwin M. Beaty and Elaine E. Beaty, husband and wife, each acquired 2,683,634 shares of Common Stock of the Registrant and warrants to purchase 670,782 shares of Common Stock of the Registrant, representing an aggregate of 59.1% of the Common Stock of the Registrant outstanding following the merger and assuming exercise of the warrants.

Item 2.                    Acquisition or Disposition of Assets.

                On July 31, 2002, Scanner Technologies Corporation, a Minnesota corporation (“Scanner”), was merged with and into the Registrant.  Pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”) covering the transaction, each of the 7,568,196 shares of Scanner Common Stock outstanding at the time of the merger was converted into the right to receive 1.057 shares of the Registrant’s Common Stock and a warrant to purchase 0.2642 shares of the Registrant’s Common Stock.  In connection with the merger, the Registrant as the company surviving the merger changed its name to “Scanner Technologies Corporation.”

                Scanner’s business, which will be operated by the Registrant after the merger, is the development, manufacture and marketing of vision inspection devices that are used in the semiconductor industry for the inspection of integrated circuits.

Item 5.                    Other Events.

                Pursuant to the terms of the Merger Agreement, Elwin M. Beaty as sole director of Scanner prior to the merger became the sole director of the Registrant as the surviving corporation.  Following the merger, the number of directors of the Registrant was increased to three and David P. Mork and Laurence S. Zipkin were elected to the board.  Effective July 31, 2002, Laurence S. Zipkin and Edward S. Adams resigned as officers of the Registrant, and Elwin M. Beaty and David P. Mork who were officers of Scanner immediately prior to the merger became the officers of the Registrant:

                Elwin M. Beaty, age 61, became President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Registrant, positions he had held with Scanner since its incorporation in November 1990.

                David P. Mork, age 35, became Senior Vice President and a director of the Registrant.  Mr. Mork joined Scanner as Senior Vice President in 1997.

                Laurence S. Zipkin, formerly the Registrant’s President and Chief Executive Officer, was elected a director of the Registrant.  Mr. Zipkin is the Chairman of the Board of Realco, Inc., a New Mexico company whose shares are traded on the Nasdaq National Market under the symbol “RLCO,” and is a director of Realco’s wholly-owned subsidiary, Equity Securities Investments, Inc., a Minneapolis based broker-dealer.

Item 7.                    Financial Statements and Exhibits.

                (a)           Financial statements of businesses acquired.

                                It is impracticable to provide the required financial statements at the time this Report is being filed.  Such financial statements will be filed as an amendment to this Report within 60 days of the due date for filing this Report.

                (b)           Pro forma financial information:

                                It is impracticable to provide the required pro forma financial information at the time this Report is being filed.  Such financial information will be filed as an amendment to this Report within 60 days of the due date for filing this Report.

                (c)           Exhibits:  See Exhibit Index on page following Signatures.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANNER TECHNOLOGIES CORPORATION

	By	/s/ Elwin M. Beaty
Date: August 15, 2002		Elwin M. Beaty
President and Chief Executive Officer

EXHIBIT INDEX

Scanner Technologies Corporation

(formerly Southwest Capital Corporation)

Form 8-K Current Report

Exhibit

Number                  Description

2.1                                                                                 Agreement and Plan of Reorganization dated as of January 16, 2002 between the Registrant and Scanner Technologies Corporation, a Minnesota corporation—incorporated by reference to Annex A on pages A-1 through A-46 to the Registrant’s Definitive Proxy Statement filed on July 11, 2002.

2.2                                                                                 Amendment No. 1 dated March 8, 2002 to Agreement and Plan of Reorganization dated January 16, 2002—incorporated by reference to Exhibit 2.2 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

2.3                                                                                 Amended and Restated Articles of Incorporation of the Registrant.

2.4                                                                                 Amended and Restated Bylaws of the Registrant.